Exhibit 99.3
                                               Joint Filing Agreement


                       JOINT FILING AGREEMENT

      The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed counterparts and each of such counterparts taken together shall constitute one and the same instrument.

      Dated:  September 30, 2000
                                  American Bio Corp

                                  By:  /s/     Pierre Lefebvre
                                    Name: Pierre Lefebvre
                                    Title:     CEO

                                  Vilmorin Clause & Cie

                                  By:  /s/     Pierre Lefebvre
                                    Name: Pierre Lefebvre
                                    Title:     CEO

                                  Groupe Limagrain Holding S.A.

                                  By:  /s/     Alain Catala
                                    Name: Alain Catala
                                    Title:     CEO

                                  Societe Cooperative Agricole
                                  Limagrain

                                  By:  /s/     Alain Catala
                                    Name: Alain Catala
                                    Title:     CEO